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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in this Registration Statement of Curis, Inc. on Form S-8 of our report dated February 15, 2000, relating to the financial statements of Ontogeny, Inc., which appears in the Registration Statement No. 333-32446 of Curis, Inc. on Form S-4.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
July 28, 2000